Exhibit 3

Barclays PLC Sharestore Proxy Form for the Annual General Meeting 2007

Shareholder Reference Number:

Card ID:

Account Number:

You can vote your Barclays shares by completing and sending this form back in the enclosed pre-paid envelope, or you can vote by using the Internet. You will need your unique Shareholder Reference Number, Card ID and Account Number (all shown above) to access your online form at www.investorrelations.barclays.co.uk/ivr/vote_online.

If you are not planning to attend the Annual General Meeting (AGM) and want someone else to vote for you, you can also use this form. Before completing this form please read the explanatory notes on the attached page.

I/We hereby instruct Talbot Nominees Limited to appoint
The Chairman of the meeting (Box A)

☐

or
The person named in this box (Box B)

☐

Please write an **X** in Box A or a name in Box B to indicate your choice. Do not insert any name(s) in Box B if you have selected the Chairman. If you do not complete either box, the Chairman of the meeting will be appointed as your proxy.

to attend and vote on my/our behalf at the AGM of Barclays PLC (the Company) to be held on 26th April 2007 and at any adjournment of that meeting. I would like my proxy to vote on the resolutions according to the way I have completed this form, and on any other business (including amendments to resolutions) put to the meeting.

Please write an X in the For, Against or Vote withheld box for each resolution below. Please note that to abstain will count neither for nor against a resolution. If you do not complete the boxes below the person you appoint can decide whether, and how, he or she votes.

If you return this form to appoint someone (either the Chairman of the meeting or the person named in Box B) to attend and vote on your behalf and you have not revoked that instruction by 11.00am on 24th April 2007, you will not be able to change your instruction. That means you will not be able to attend the meeting yourself.

Please complete and return this Proxy Form in the enclosed pre-paid envelope so that it is received by 11.00am on 24th April 2007.

Resolutions

The full wording of the resolutions is in the Notice of Meeting which has been sent to you with this form. Directors' biographies, including membership of Board committees, can be found in the Annual Review.

Resolution	For	Against	Vote withheld
1. To receive the Directors' and Auditors' Reports and the audited Accounts for the year ended 31st December 2006.	☐	☐	☐
2. To approve the Directors' Remuneration Report for the year ended 31st December 2006.	☐	☐	☐
3. That Marcus Agius be re-elected a Director of the Company.	☐	☐	☐
4. That Frederik Seegers be re-elected a Director of the Company.	☐	☐	☐
5. That Christopher Lucas be re-elected a Director of the Company.	☐	☐	☐
6. That Stephen Russell be re-elected a Director of the Company.	☐	☐	☐
7. That Richard Leigh Clifford be re-elected a Director of the Company.	☐	☐	☐
8. That Sir Andrew Likierman be re-elected a Director of the Company.	☐	☐	☐
9. That John Varley be re-elected a Director of the Company.	☐	☐	☐
10. That Sir Nigel Rudd be re-elected a Director of the Company.	☐	☐	☐
11. To reappoint PricewaterhouseCoopers LLP as auditors of the Company.	☐	☐	☐
12. To authorise the Directors to set the remuneration of the Auditors.	☐	☐	☐
13. To authorise Barclays Bank PLC to make EU political donations.	☐	☐	☐
14. To renew the authority given to the Directors to allot securities.	☐	☐	☐
15. To renew the authority given to the Directors to allot securities for cash other than on a pro-rata basis to shareholders and to sell treasury shares.	☐	☐	☐
16. To renew the Company's authority to purchase its own shares.	☐	☐	☐
17. To adopt new Articles of Association of the Company.	☐	☐	☐

Signature(s)

Date

2674–025–4

Barclays PLC

Explanatory notes

1. Voting: If you want to attend and vote at the Barclays 2007 Annual General Meeting (AGM) you must be entered on the Sharestore register by no later than 6.00pm on 24th April 2007. This time will still apply for the purpose of deciding if you are entitled to attend and vote if the meeting is adjourned for less than 48 hours. If the meeting is adjourned for a longer time and you still want to attend and vote you must be on the Sharestore register no later than 6.00pm two days before the time fixed for the adjourned meeting.

2. Proxy: You are entitled to attend and vote on a poll at the AGM or may instruct Talbot Nominees Limited to appoint someone (called a proxy) to attend and vote on your behalf. They need not be a Barclays shareholder. Whilst you or your proxy may vote on a poll on any resolution, you are not entitled to vote on a show of hands. Unless you complete the form to show how you want them to vote, your proxy can vote or not vote as they see fit on any resolution. Both you and your proxy may be able to speak or ask questions at the meeting but this is at the Chairman’s discretion.

3. Authority and timing: To be valid, you must return this Proxy Form, together with a certified copy of the power of attorney or other authority (if any) under which it is executed, to The Registrar to Barclays PLC, The Causeway, Worthing BN99 6NA in the envelope provided, so that it is received by no later than 11.00am on 24th April 2007.

4. Vote online: You can vote your shares by using the Internet to access our website at www.investorrelations.barclays.co.uk/ivr/vote_online. You will need your Shareholder Reference Number, Card ID and Account Number which are printed on the front of this form to log on. Your votes must be registered by no later than 11.00am on 24th April 2007.

5. Name of your proxy: Insert the name of the person you have chosen as your proxy in Box B unless you wish to appoint the Chairman of the meeting. If no name is inserted in Box B the Chairman of the meeting will be authorised to vote on your behalf.

6. Corporate Sharestore members: If you are a representative of a corporation which is a Sharestore member attending the meeting you will need to show us evidence that you have been properly appointed.

7. Joint Sharestore members: The signature of any one of joint shareholders will be sufficient to appoint the Chairman or one or more proxies to attend and vote for you at the meeting.

Barclays PLC

Sharestore Attendance Card

Information for Sharestore members attending the 2007 AGM. The AGM will be held on 26th April 2007 at 11.00am at The Queen Elizabeth II Conference Centre, Broad Sanctuary, Westminster, London SW1.

If you plan to attend the AGM, please bring this card with you and keep it until the end of the meeting. This card will allow you entry to the meeting with a minimum of formality.

On the reverse of this card is your Poll Card, which you will need to use at the meeting on a poll vote. You will be given full instructions on what to do at the appropriate time during the meeting.

If you intend to ask a question relating to the business of the meeting – you should register your question at the Question Registration Point in the Benjamin Britten Lounge before the meeting starts. You will also be able to register your question within the meeting hall once the meeting has started.

If you would like to ask a question about a personal matter – you should go to the Customer Relations Point. This is staffed by Senior Customer Relations personnel. All questions raised will be reviewed by the Chairman following the meeting and a reply will be sent out to you within 14 days.

Parking facilities are available but limited. Victoria Station is approximately 15 minutes walk away. The nearest tube stations are Westminster on the District, Circle and Jubilee lines and St James’s Park on the District and Circle lines. Bus routes 24, 11 and 211 all stop nearby.

ST JAMES’S PARK QEII CONFERENCE CENTRE WESTMINSTER GREAT GEORGE STREET BIRDCAGE WALK WESTMINSTER BRIDGE MAIN ENTRANCE PARLIAMENT SQUARE RIVER THAMES HOUSES OF PARLIAMENT PETTY FRANCE TOTHILL STREET WESTMINSTER ABBEY ST JAMES’S PARK VICTORIA STREET VICTORIA STATION

Barclays PLC

Sharestore Poll Card

for the Annual General Meeting on 26th April 2007

This card should only be completed during the meeting.

Members of Barclays Sharestore, their proxies and authorised representatives of corporations are entitled to vote.

Please write an **X** in the For, Against or Vote withheld box for each resolution opposite. If you wish to cast your votes partly for and partly against a resolution, you should write the number of votes cast for and against in the appropriate box.

Signature(s) ______________________ Date ____________

Resolutions	For	Against	Vote withheld
1. To receive the Directors' and Auditors' Reports and the audited Accounts for the year ended 31st December 2006.	☐	☐	☐
2. To approve the Directors' Remuneration Report for the year ended 31st December 2006.	☐	☐	☐
3. That Marcus Agius be re-elected a Director of the Company.	☐	☐	☐
4. That Frederik Seegers be re-elected a Director of the Company.	☐	☐	☐
5. That Christopher Lucas be re-elected a Director of the Company.	☐	☐	☐
6. That Stephen Russell be re-elected a Director of the Company.	☐	☐	☐
7. That Richard Leigh Clifford be re-elected a Director of the Company.	☐	☐	☐
8. That Sir Andrew Likierman be re-elected a Director of the Company.	☐	☐	☐
9. That John Varley be re-elected a Director of the Company.	☐	☐	☐
10. That Sir Nigel Rudd be re-elected a Director of the Company.	☐	☐	☐
11. To reappoint PricewaterhouseCoopers LLP as auditors of the Company.	☐	☐	☐
12. To authorise the Directors to set the remuneration of the Auditors.	☐	☐	☐
13. To authorise Barclays Bank PLC to make EU political donations.	☐	☐	☐
14. To renew the authority given to the Directors to allot securities.	☐	☐	☐
15. To renew the authority given to the Directors to allot securities for cash other than on a pro-rata basis to shareholders and to sell treasury shares.	☐	☐	☐
16. To renew the Company's authority to purchase its own shares.	☐	☐	☐
17. To adopt new Articles of Association of the Company.	☐	☐	☐

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